JOHN HANCOCK VARIABLE SERIES TRUST I                           Proxy Call Script
                                                September 6 - September 14, 2001
                                                                     Page 1 of 2

OPENING
Hello, Mr./Ms. "XXXXXXXX". This is (Rep First and Last Name) from PFPC, Inc. calling on behalf of John Hancock to follow-up on a recent proxy mailing that was sent to you concerning the shareholder meeting of the John Hancock Variable Series Trust I Emerging Markets Equity Fund. The meeting for the Fund has been adjourned until September 14 and we have not received your proxy cards yet. Would you be willing to record your vote over the phone now?

o        IF "DID NOT RECEIVE PROXY" RESPONSE:
         May we send you another proxy package for this important vote?

                  IF "NO": The shareholder meeting for the Fund has been extended only until September 14, 2001. We are urging everyone to vote his or her cards for the Fund as soon as possible.
                      IF STILL DOES NOT WANT PROXY: Thank you for your time today/this evening.
                  IF "YES": Let me verify the address that the first proxy was mailed to. (Verify name and address). You should receive a new proxy package by priority mail that will include new proxy cards for the Fund. The proxy material will also refer to proposals that were approved on September 5. Please fill out the new proxy cards and vote as soon as possible. Thank you for your time today/this evening.

o IF "ALREADY VOTED" RESPONSE: Great! Thank you for your time today/this evening.

o IF "WOULD LIKE TO VOTE ON PHONE" RESPONSE: Have you received your proxy package in the mail? Can you verify that your name is as follows. (Read full name) May I also have your address and the last four digits of your social security number for verification? 1

         You are eligible to vote on the proposal for the EMERGING MARKETS EQUITY Fund.

         Can I cast your vote with the Board of Trustees' recommendation for the Fund?

                  VOTE CONFIRMATION (Select appropriate response):
                  (1) Let me confirm that you wish to vote with the Board of Trustees recommendation in favor of the proposal for the Fund for all of your variable contracts.
                  (2) Let me confirm that you wish to vote AGAINST the proposal for the Fund for all of your variable contracts.
                  (3) Let me confirm that you wish to ABSTAIN on the proposal for the Fund for all of your variable contracts.




-------------------------------------
1 If Social Security Number is not available, verify address.

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JOHN HANCOCK VARIABLE SERIES TRUST I               Proxy Call Script - CONTINUED
                                                                     Page 2 of 2


o IF "WILL BE VOTING" RESPONSE: Great! We are calling to encourage you to vote as soon as possible. Would you like to cast your vote over the phone now?
                  IF "WILL NOT VOTE ON PHONE": We encourage you to vote as soon as possible on the proposal for the Fund. Thank you for your time today.
                  IF "WOULD LIKE TO VOTE ON PHONE":  See previous bullet.

o        IF "WILL NOT BE VOTING" RESPONSE       Thank you for your time and have
         a good day/evening.

PRIORITY HANDLING: (Defined as anyone contacted who has questions, or is upset about the terms of the proxy, or is upset for being disturbed by the phone call). "I am sorry that I cannot respond, but will forward your comments to the appropriate office." The contract owner's name, address, phone number and account information and their comments are recorded and sent to Todd Anderson at John Hancock Financial Services.

                      John Hancock Variable Series Trust I
                              Notice of Adjournment

         On September 5, 2001, shareholders of the Emerging Markets Equity Fund voted to adjourn their special meeting until 3:00 P.M. on Friday, September 14, 2001. The reconvened special meeting will be held at the offices of John Hancock Life Insurance Company ("John Hancock"), 197 Clarendon Street, Boston Massachusetts to consider and vote upon Proposals 6, as described in the attached proxy statement dated July 27, 2001 ("Statement").

         Shareholders of the other Funds described in the Statement voted on September 5, 2001 to approve the Proposals affecting those Funds.